Exhibit 10.112

CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

Among

CALYPTE BIOMEDICAL CORPORATION

and

THE INVESTOR SIGNATORY HERETO

Dated as of ____________, 2002

          CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this “Agreement”), dated as of __________, among Calypte Biomedical Corporation, a Delaware corporation (the “Company”), and the investor signatory hereto (the “Purchaser”).

          WHEREAS, subject to the terms and conditions set forth in this Agreement in accordance with Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser and the Purchaser, desires to purchase from the Company, a $_________ 8% Convertible Debenture, due ___________, which shall be in the form of Exhibit A (the “Debentures”), and which is convertible into shares of the Company’s common stock, $.001 par value per share (the “Common Stock”).

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I
PURCHASE AND SALE

          1.1     The Closing

                    (a)     The Closing.     Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company the Debenture for a purchase price of $________ immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

                              (ii)     At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to Purchaser: (A) Debenture registered in the name of such Purchaser in the aggregate principal amount indicated below the Purchaser’s name on the signature page to this Agreement, and (B) The Purchaser will deliver to the Company: (1) the purchase price indicated below such Purchaser’s name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) an executed Debenture Purchase Agreement.

          1.2     Certain Defined Terms.  For purposes of this Agreement, “Conversion Price,” “Original Issue Date” and “Trading Day” shall have the meanings set forth in the Debentures; “Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the States of New York or California are authorized or required by law or other governmental action to close; A “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

          2.1     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

                    (a)     Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, or the Debenture (collectively, the “Transaction Documents”), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company, taken as a whole, or (z) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a “Material Adverse Effect”).

                    (b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company is not in violation of any of the provisions of its certificate or articles of incorporation, by-laws or other organizational or charter documents.

                    (c)     Issuance of the Debenture. The Company will have (and will, at all times while the Debenture is outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holder of such Debenture, to enable it to perform its conversion, exercise and other obligations under this Agreement and, the Debenture. Such number of reserved and available shares of Common Stock shall not be less than the sum of 100% of the number of shares of Common Stock which would be issuable upon conversion in full of the Debentures assuming such conversion occurred on the Original Issue Date of the Debenture remain outstanding for one year and all interest is paid in shares of Common Stock (“initial minimum”). All such authorized shares of Common Stock shall be duly reserved for issuance to the holder of the Debenture. The shares of Common Stock issuable upon conversion of the Debenture are collectively referred to herein as the “Underlying Shares.” The Debenture, and the Underlying Shares are collectively referred to herein as, the “Securities.” When issued in accordance with the Debenture, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”).

                    (d)     No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of clause (ii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                    (e)     Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.10, (ii) the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement covering the resale of the Underlying Shares by the Purchasers (the “Underlying Shares Registration Statement”), (iii) the application(s) if applicable to the Nasdaq SmallCap Market (“NASDAQ”) for the listing of the Underlying Shares for trading on the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed) in the time and manner required thereby, (iv) applicable Blue Sky filings, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the “Required Approvals”).

                    (f)     Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. The Company is not currently nor has it been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the best of the Company’s knowledge there is not pending or contemplated, any investigation by the Commission involving the Company.

                    (g)     Private Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                    (h)     SEC Documents; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, all filings required pursuant to Sections 13(a) and 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents” or the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

                    (i)     Investment Company. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

                    (j)     Certain Fees. Except for certain fees payable to LTF LLC by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, from and against all claims, losses, damages, costs and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                    (k)     Solicitation Materials. Neither the Company nor any Person acting on the Company’s behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                    (l)     Patents and Trademarks. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or its Subsidiaries violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                    (m)     Registration Rights; Rights of Participation. The Company grants to Purchaser “piggy-back” registration rights to have the Securities registered with the Commission on a best efforts basis subject to any pre-existing registration rights agreements the Company may have.

                    (n)     Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any such Subsidiary has received any notice of

                    (o)     proceedings relating to the revocation or modification of any Material Permit.

                    (p)     Labor Relations. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

                    (q)     Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information.

          2.2     Representations and Warranties of the Purchasers. The Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

                    (a)     Investment Intent. Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, the Debenture at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Purchaser is acquiring the Securities hereunder in ordinary course. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

                    (b)     Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

                    (c)     Experience of such Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                    (d)     Ability of such Purchaser to Bear Risk of Investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                    (e)     Access to Information. Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                    (f)     General Solicitation. Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                    (g)     Reliance. Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and Purchaser hereby consents to such reliance.

                    (h)     Integration.    Purchaser acknowledges that in the event the registration of or the offering is subject to an integration issue raised by the Commission, Purchaser will hold Company harmless for any claims.

                    (j)     Opportunity to Review.     Purchaser represents to Company, that Purchaser has been afforded ample opportunity to review the terms of this transaction with legal and/or financial advisors of Purchaser’s choice. Additionally, Purchaser has been afforded an opportunity to ask questions of Company related to the Company’s commission filings and/or the Transaction Document.

ARTICLE III
OTHER AGREEMENTS OF THE PARTIES

          3.1     Transfer Restrictions. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

                    (b)     The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                              Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of the Debenture occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or the holder of any such security is relying on Rule 144 promulgated under the Securities Act (“Rule 144”) in connection with the resale of such Underlying Shares or in the event there is not an effective Underlying Shares Registration Statement at such time and Rule 144 is not then available if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion as soon as practical after the Underlying Shares Registration Statement is declared effective by the Commission (the “Effective Date”). The Company agrees that in the event any Underlying Shares are issued with a legend in accordance with this Section 3.1(b), it will use its best efforts, within seven (7) Trading Days after request therefore by a Purchaser, provide such Purchaser with a certificate or certificates representing such Underlying Shares, free from such legend at such time as such legend would not have been required under this Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

          3.2     Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon the conversion of Debentures in accordance with the terms of the Debentures, will result in dilution of the outstanding shares of Common Stock.

          3.3     Furnishing of Information. As long as the Purchaser owns Securities, the Company covenants use its best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

          3.4     Conversion and Exercise Obligations of the Company. The Company shall honor conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Debenture.

          3.5     Certain Securities Laws Disclosures; Publicity. The Company may: (i) on the Closing Date, issue a press release disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby, and (iii) file with the Commission a Form D promulgated under the Securities Act.

          3.6     Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general working capital purposes (including the payment of trade payables in the ordinary course of the Company’s business and prior practices).

          3.7     Disclosure of Material Non-Public Information. The Company shall not and shall cause each of its Affiliates and other Persons acting on behalf of the Company not to divulge to any Purchaser any information that it believes to be material non-public information unless such Purchaser has agreed in writing to receive such information. The Company agrees to comply with newly adopted Regulation FD, promulgated under the Exchange Act.

ARTICLE IV
MISCELLANEOUS

          4.1     Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities

          4.2     Entire Agreement; Amendments. The Transaction Documents, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          4.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Calypte Biomedical Corporation. 1265 Harbor Bay Parkway Alameda, CA 94502 Facsimile No.: (510) 814-8494 Attn: Director of Finance

With copies to:	Baratta & Goldstein 597 Fifth Avenue New York, NY 10017 Facsimile No.: (212) 750 8297 Attn: [Joseph Baratta]

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          4.4     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          4.5     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          4.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Except in the case of a merger or acquisition of the Company, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company. This provision shall not limit any Purchaser’s right to transfer securities.

          4.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          4.8     Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          4.9     Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise or the Debentures.

          4.10   Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          4.11   Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          4.12   Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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          IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CALYPTE BIOMEDICAL CORPORATION. By: _____________________________________ Name: Title:

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[ ] By:_____________________________________ Name: Title: Purchase Price: [ ] Address for Notice:

DEBENTURE

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS.

     THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

$100,000 US

CALYPTE BIOMEDICAL CORPORATION

8% CONVERTIBLE DEBENTURE

     THIS DEBENTURE, issued this ____ day of June 2002, is a duly authorized Debenture of Calypte Biomedical Corporation, a corporation duly organized and existing under the law of the State of Delaware (the “Company”), designated as its 8% Convertible Debenture Due June 17, 2003, in an aggregate principal amount not exceeding $100,000 U.S. (the “Debenture”).

     FOR VALUE RECEIVED, the Company promises to pay to_________, the registered holder hereof (the “Holder”), the principal sum of $100,000, on or prior to June 17, 2003, (the “Maturity Date”), and to pay interest on the principal sum outstanding time to time on the last day of each June, September and December and March(each an “Interest Payment Date”), commencing September 30, 2002, up to and including the Maturity Date, at the rate of 8% per annum. Accrual of interest on this Debenture shall commence on the date of this Debenture and shall continue to accrue until the next Interest Payment Date. The interest so payable will be paid on each Interest Payment Date to the person in whose name this Debenture (or one or more predecessor Debenture) is registered on the records of the Company regarding registration and transfers of the Debenture (the “Debenture Register”) on the first business day prior to such Interest Payment Date. All accrued and unpaid interest shall bear interest at the same rate of 8% per annum from the date hereof until the date of payment. The principal of this Debenture is payable in coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or, at the sole option of the Company, in shares of Common Stock under the same conversion formula as stated in the within Debenture at the address of the Holder last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Debenture Register shall represent the record of ownership and right to receive principal and interest on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. At the Company’s sole option, interest on the within Debenture will be payable in cash or shares of Common Stock under the same conversion formula as stated in the within Debenture. The right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. The forwarding of such payment shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment. The Holder shall have the exclusive right to demand payments of the principal (other than any amount converted) in cash upon the due date, in the event of a default as provided for herein prior to the due date.

      This Debenture is subject to the following additional provisions:

1.   Debenture.  The Debenture is exchangeable for an equal aggregate principal amount of Debenture of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations less than integral multiples of Fifty Thousand Dollars ($50,000 U.S.). No service charge will be made for such registration of transfer or exchange.

2.   Withholding.  The Company shall be entitled to withhold if applicable from all payments of interest on this Debenture, any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments if applicable. The Holder shall pay all taxes, charges, or levies in connection with the issuance or transfer thereof other than amounts so withheld.

3.   Transfer.  This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”). Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company’s Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4.   Conversion.  The record Holders of this Debenture shall have conversion rights as follows (the “Conversion Rights”):

      (a)   Right to Convert.  The record Holder of this Debenture shall be entitled, at the option of the Holder, to convert any or all of the aggregate principal amount of Debenture held by such Holder, at any time days after the date of issuance of this Debenture, at the office of the Company or any transfer agent for the Debenture, into that number of fully-paid and non-assessable shares of Common Stock of the Company calculated in accordance with the following formula: Number of shares issued upon conversion = Principal/Conversion Price, where

X	Principal = The principal amount of the Debenture(s) to be converted,

X	Conversion Price = the product of (1) .70 times (2) either the last trading price average or Closing Bid Price, as that term is defined below, of the Company’s Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the “Fixed Conversion Price”). For purposes hereof, the term “Closing Bid Price” shall mean the closing bid price of the Company’s Common Stock as reported by the OTCBB (or, if not reported by OTCBB, as reported by such other exchange or market where traded). For purposes hereof, there is a minimum conversion price of $.10.

      (b)     Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In order to convert Debenture into full shares of Common Stock, the Holder shall surrender the certificate or certificates therefore, duly endorsed, by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Debenture, and shall give written notice to the Company at such office with a copy to President of Company, tel 510-749-5100 facsimile 510-814-8494, that he elects to convert the same, the number of Debenture so converted and a calculation of the number of shares of Common Stock to be issued upon conversion (with an advance copy of the certificate(s) and the notice by facsimile); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Debenture are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Notwithstanding the foregoing, the conversion right of the Holder set forth herein shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock into which the Holder may convert this Debenture exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion, minus (ii) the number of shares of Common Stock of the Company then held by the Holder.

     The Company shall use its best efforts to issue and deliver to Holder or to Holder=s Counsel (AHolder=s Counsel@) within seven (7) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Debenture at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock with legend to which the Holder shall be entitled as aforesaid. The date on which notice of conversion is given (the “Date of Conversion”) shall be deemed to be the date in such notice of conversion is received by the Company, provided that the original Debenture to be converted are received by the transfer agent or the Company within five business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Debenture to be converted are not received by the transfer agent or the Company within five business days after the Date of Conversion, the notice of conversion shall become null and void. In the event of all said shares are not delivered as provided for herein, holder may at its own option declare the within Debenture in default and demand immediate payment of all principal and accrued interest.

     Following conversion of a Debenture, or a portion thereof, the principal and, upon payment thereof of the interest owed on that Debenture or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding.

     (c)     Reservation of Stock Issuable Upon Conversion.  The Company shall at all times use its best efforts to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debenture, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debenture, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d)     Mandatory Payment or Conversion on Maturity Date.  Each Holder of a Debenture outstanding on June 17, 2003, shall have the right to payment of all principal on this Debenture paid to such Holder in cash or in immediately available funds or at the sole option of the Company, in shares of Common Stock computed in accordance with Section 4 above on June 17, 2003.

     (e)     Adjustment to Conversion Price.

              (i)  If prior to the conversion of all of the Debenture, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, then the Fixed Conversion Price shall be appropriately reduced. If, prior to conversion of all the Debenture, the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be appropriately increased.

              (ii)  If, prior to the conversion of all Debenture, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Debenture shall thereafter have the right to purchase and receive upon conversion of Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities which may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Debenture held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 4(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Debenture such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Debenture may be entitled to purchase.

              (iv)  No adjustment need be made if it would result in a change of less than 1% of the Conversion Price (whether the Fixed Conversion Price or the Floating Conversion Price). Any adjustments required to be made by this subsection shall be rounded up to the right to acquire the nearest whole number of shares of Common Stock.

5.     Redemption.

       (a)  Right to Redeem on Conversion. The Company shall have the right, after receipt of a notice of conversion pursuant to Section 4, to redeem in whole or in part any Debenture submitted for conversion, immediately prior to conversion. If the Company wishes to redeem some, but not all, of the Debenture submitted for conversion, the Company shall notify the Holder on 5 days written notice.

       (b)  Mechanics of Redemption on Conversion. The Company shall effect each such redemption by giving notice of its election to redeem, by facsimile to Holder or to Holder=s Counsel within 1 business day following receipt of a notice of conversion from a Holder, with a copy by 2-day courier, to the Holder of Debenture submitted for conversion at the address and facsimile number of such Holder appearing in the Company’s register for the Debenture. Such redemption notice shall indicate whether the Company will redeem all or part of the Debenture submitted for conversion. The Company shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price, in cash, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders.

       The redemption price per Debenture shall equal the greater of (i) one hundred and thirty percent (130%) multiplied by the then outstanding principal amount plus unpaid interest to the date of redemption; or

(ii) [Principal + Interest] x Closing Bid Price on the Date of Conversion
                                                                         Conversion Price

       For the purposes of the above formula, “Principal”, “Interest”, “Closing Bid Price” and “Conversion Price” shall have the meanings set forth in Section 4(a).

       The redemption price shall be paid in cash to the Holder of Debenture redeemed within 5 business days of the delivery of the notice of such redemption to such Holder; provided, however, that the Company shall not be obligated to deliver any portion of such redemption price unless either the certificates evidencing the Debenture redeemed are delivered to the Company or its transfer agent as provided in Section 4(b), or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

                 (c)       No Other Redemption. The Company shall have no right to redeem the Debenture except as provided in Section 5 hereof unless otherwise agreed to by mutual written agreement between Company and Holder per Section 9 herein.

6.              No Prepayment. The Company shall have no right to prepay this Debenture, in whole or in part, prior to the Maturity Date; provided, however, that this Section 6 shall not prevent the Company from exercising the redemption rights set forth in Section 5.

7.              No Impairment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debenture now and hereafter issued of similar terms are direct obligations of the Company.

8.              Termination. After this Debenture shall have been surrendered for conversion as herein provided or notice of conversion shall have been given by the Company pursuant to Section 4(d) herein, this Debenture shall no longer be deemed to be outstanding and all rights with respect to this Debenture, including, without limitation, the right to receive interest hereon and the principal hereof, shall forthwith terminate as of the Date of Conversion, except only the right of the Holder hereof to receive shares of Common Stock in exchange therefor.

9.              Protective Provisions. This Debenture may not be amended without the prior written consent of the Holder hereof.

10.            Costs and Expenses. The Company agrees to pay all costs and expenses, including reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

11.              Events of Default; Remedies. If one or more of the following described “Events of Default” shall occur:

       (a)       The Company shall default in the payment of principal or interest on these Debenture: or

       (b)       Any of the representatives or warranties made by the Company herein, in the Securities Subscription Agreement, dated as of the date hereof relating to this Debenture (the “Subscription Agreement”) or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in a any material respect at the time made; or

       (c)       The Company shall fail to perform or observe, in any material respect, any other convenient term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of fifteen (15) days after notice from Holder of such failure; or

       (d)       The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

       (e)       A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

       (f)        Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

       (g)       Any money judgment, writ or warrant of attachment, or similar process in excess of Three Hundred Thousand Dollars ($300,000) shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

       (h)       Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such instruction or if the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any proceeding; or

       (i)       The Common Stock shall not be traded on an exchange or over the counter market.

       Then, or at any time thereafter, and in each and every such case, unless such Event or Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and with expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

12.              Mergers Consolidations, etc. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference of the Company shall refer to such surviving or transferee corporation, and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person, and the holders of the Common Shares are entitled to receive stock, securities or property in respect of or in exchange for Common Shares, then as a condition of such merger, consolidation, sale or transfer, either (i) the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, or (ii) if the Company is not the surviving entity in such merger, consolidation, sale or transfer, the Company shall give the Holder at least thirty (30) days prior written notice of the expected closing date of such transaction, and if any portion of this Debenture has not been converted into Common Stock at the election of the Holder prior to such closing, then the remaining principal amount of this Debenture may, at the option of the Purchaser, be converted into shares of Common Stock at the closing of such transaction. The Conversion Price shall be the same as the applicable Conversion Price defined in Section 4 above.

13.              Lost or Destroyed Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity and bond, if requested, all reasonably satisfactory to the Company.

14.              Sales in Compliance with Applicable Law. Any Holder of this Debenture, by acceptance hereof, agrees that such Holder will not offer, sell or otherwise dispose of this Debenture of the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act, promulgated under the Act, or any applicable state Blue Sky law or similar laws relating to the sale of securities and the Holder agrees to provide the Company with the documentation required by the Subscription Agreement executed by the original Holder hereof to demonstrate that such offer, sale or disposition complies with applicable securities laws.

15.              Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

16.              Business Day Definition. For purposes hereof, the term “business day” shall mean any day on which banks are generally open for business in the State of New York, USA and excluding any Saturday and Sunday.

17.              Notices. Any notice, demand or request required or permitted to be given by either the Company or the Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two day courier), addressed to the Company at 1265 Harbor Bay Parkway, Alameda, CA 94507 with a copy to President, tel. 510-749-5100 facsimile 510-814-8494, or the Holder at                           , or such other addresses as a party may request by notifying the other in writing.

18.              Waiver. Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

19.              Unenforceable Provisions. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

20.              Change of Control. In the event of any insolvency proceedings, and any receivership, liquidation or other similar proceedings in connection therewith, relative to the Company, and in the event of any proceedings for voluntary or involuntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency, then the holders of Senior Debt shall be entitled to receive payment in full of all principal, premiums, interest fees and charges, including without limitation post-petition interest, on all Senior Debt before the Holders of the Debenture are entitled to receive any payment on account of principal or interest upon the Debenture an no claim or proof of claim shall be filed with the Company by or non behalf of the Holders that shall assert any right to receive any payments in respect to the Debenture, except subject to the payment in full of the principal and interest on all of the Senior Debt then outstanding.

       If funds or assets which would otherwise be available to make payments in respect of the Debenture are instead paid or distributed to the holders of Senior Debt on account of the subordination provisions of this Section 22, the Holders of the Debenture shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt.

       No action which the holders of the Senior Debt, or the Company with the consent of the holders of the Senior Debt, may take or refrain from taking with respect to any Senior Debt, or any bond, debenture, note or other similar instrument or agreement representing the same, or any collateral therefor, including a waiver or release thereof, or any agreement or agreements in connection therewith, shall affect the subordination of the Debenture to the Senior Debt. The subordination of the Debenture to the Senior Debt shall be unconditional, notwithstanding any defect in the genuineness, validity, regularity, or enforceability of the bonds, Debenture, notes, or other similar instruments or agreements evidencing the Senior Debt or any other circumstances, whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or a defense of the Holder. By it acceptance of the Debenture, the Holders agree to execute and deliver such documents as may be reasonably requested from time to time by the Company or the holder of any Senior Debt in order to implement this Section 20.

21.       Enforcement Actions. The Holder of the Debenture agrees not to commence any enforcement action as to the Debenture and the security interest securing such indebtedness unless and until it has notified the Agent (as defined in the Security Agreement) in writing of its intention to do so and a period after the giving of such notice shall have elapsed, ending on the earlier of the thirtieth (30th) day after the giving of such notice or the date of the commencement of an insolvency proceeding as to the Company. During such period, the Agent, acting on behalf of the Lenders (as defined in the Security Agreement) shall have the right, but not the obligation, to cure any defaults giving rise to such enforcement action.

22.       Amendment. The above Sections 20 and 21 may not be amended, or any of their provisions waived, without the prior written consent of the Agent or each of the holders of Senior Debt.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereof duly authorized.

Calypte Biomedical Corporation. By: Name: Title:

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert the above Debenture No. _________ into shares of Common Stock, $.001 par value (the “Common Stock”), of Calypte Biomedical Corporation (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates, opinions, and signature guarantees as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents as follows:

       1.       The undersigned is not a Adealer@, as such term is defined in Section 2(12) of the Act, or a person receiving a selling concession, fee or otherwise remuneration in respect of the Shares.

       2.       The undersigned did not acquire the Shares with the intent to evade the registration provisions of the Act or any Rule or Regulation of the Untied States securities laws and will not offer or sell the Shares except in compliance with the provisions of the Act. If this Debenture is being converted during the Restricted Period (as that term is defined in the subscription agreement executed by the original purchaser of this Debenture), the undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Act”) and is not converting the Debenture on behalf of any U.S. Person. The undersigned also represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Act or pursuant to an exemption from registration under the Act.

Conversion calculations:
Date of Conversion Applicable Conversion Price Signature Name Address:

* The original Debenture and Notice of Conversion must be received by the Company’s Transfer Agent before any shares of Common Stock will be issued. If the original of this Debenture is not received by the Transfer Agent (or such other person as the Company may specify) within five business days after the date of conversion specified above, this notice of conversion shall become null and void.

Signature Guaranteed:      _______________________